NEWS RELEASE

Contact:	Garry P. Herdler – Executive Vice President & Chief Financial Officer
Orleans Homebuilders, Inc. (215) 245-7500
(www.orleanshomes.com)

For Immediate Release:

Orleans Homebuilders Announces Limited Waiver and Amendment Extension

BENSALEM, Pa., December 18, 2009 /PRNewswire-FirstCall/ -- Orleans Homebuilders, Inc. (the “Company”) (Amex: OHB) announced that today the Company and its lenders have now executed a Limited Waiver and Amendment extension (the “Temporary Amendment”) to its $375 million Second Amended and Restated Revolving Credit Loan Agreement dated September 30, 2008 (as amended, the “Credit Facility”), effective immediately.  The Temporary Amendment, which effectively extends the maturity of the Credit Facility from December 20, 2009 to January 29, 2010, generally provides, among other things, the Company with the ability, subject to compliance with conditions precedent and covenants, to continue existing amendments to the determination of borrowing base availability as provided in the Third Amendment to the Credit Facility and to immediately permit the extension of letters of credit issued under the Credit Facility to February 26, 2010.

The Company continues to work actively with its bank lending group to obtain a maturity extension to its Credit Facility.  On December 8, 2009, the Company announced that it and certain of its lenders had agreed to a non-binding term sheet (the “Term Sheet”) relating to a 24-month maturity extension and structural modifications (the “Amendment”) of the Credit Facility.

The Amendment will be subject to an affirmative vote by each of the approximately 16 lenders party to the Credit Facility and the Company can offer no assurances that each of the lenders will approve the Amendment or as to the specific terms of the document that may be approved.  If the Company does not enter into the Amendment on or before approximately January 29, 2010, the Credit Facility will mature on such date and the Company will not have sufficient funds to repay amounts outstanding or continue normal operations.

The Company currently expects that it and its lenders will enter into the Amendment on or before January 29, 2010, or thereabouts, although the Company can offer no assurance that it will be able to do so.  The Company anticipates that without the Amendment: (i) the Credit Facility will otherwise mature on approximately January 29, 2010; (ii) the Company will likely not have sufficient liquidity to continue its normal operations at or before that time; and (iii) without an additional temporary amendment on or before January 15, 2010, the Company will likely experience liquidity problems due to borrowing base limitations or covenant or other defaults under the Credit Facility on or before January 15, 2010.  In addition, in the event that, at any time, beneficiaries of letters of credit draw under outstanding letters of credit, any draw will have an adverse effect on the Company’s ability to borrow under the Credit Facility and draws of any significant amount of letters of credit will materially adversely affect the Company’s liquidity to continue its operations.

For additional discussion of the Company’s liquidity, please refer to the Liquidity and Capital Resources section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the Securities and Exchange Commission on May 15, 2009, as well as the Current Reports on Form 8-K and press releases filed with the Securities and Exchange Commission on August 14, 2009, October 6, 2009, November 5, 2009 and December 9, 2009, the Company’s Form 12b-25 related to Form 10-K filed with the Securities and Exchange Commission on September 29, 2009, and the Company’s Form 12b-25 related to Form 10-Q filed with the Securities and Exchange Commission on November 17, 2009.

The Company is currently noncompliant with the continuing listing standards of the NYSE Amex LLC (the “Exchange”) as set forth in Sections 134 and 1101 of the NYSE Amex LLC Company Guide (the “Company Guide”) because it failed to timely file its Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended June 30, 2009 and its Quarterly Report on Form 10-Q (the “Form 10-Q”) for the fiscal quarter ended September 30, 2009.  The Exchange is continuing the Company’s listing pursuant to an extension.  The Company submitted to the Exchange a plan of compliance (the “Plan”) on November 16, 2009.  The Exchange has completed its review of the Plan and has determined that, in accordance with Section 1009 of the Company Guide, the Plan makes a reasonable demonstration of the Company’s ability to regain compliance with the continued listing standards.  Based upon the information that the Company provided the Exchange, the Exchange has granted the Company an extension until February 15, 2010 for the Company to file its Form 10-K for the fiscal year ended June 30, 2009 and its Form 10-Q for the three months ended September 30, 2009.

About Orleans Homebuilders, Inc.

Orleans Homebuilders, Inc. develops, builds and markets high-quality single-family homes, townhouses and condominiums.  The Company serves a broad customer base including first-time, move-up, luxury, empty nester and active adult homebuyers.  The Company currently operates in the following eleven distinct markets: Southeastern Pennsylvania; Central and Southern New Jersey; Orange County, New York; Charlotte, Raleigh and Greensboro, North Carolina; Richmond and Tidewater, Virginia; Chicago, Illinois; and Orlando, Florida.  The Company’s Charlotte, North Carolina operations also include adjacent counties in South Carolina.  To learn more about Orleans Homebuilders, please visit www.orleanshomes.com.

Forward-Looking Statements

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated or expected financing arrangements; including the terms of and timing of entry into the Amendment; payments on its 8.52% Trust Preferred Securities and the Junior Subordinated Notes; anticipated tax refunds and the timing of receipt of any refund; potential strategic transactions, including refinancing, recapitalization and sale transactions involving the Company; anticipated and potential asset sales; anticipated liquidity; anticipated increase in net new orders, conditions in or recovery of the housing market, and economic conditions; the Company’s long-term opportunities; the timing of future filings by the Company of its Annual and Quarterly Reports and the continued listing of the Company’s common stock on the Exchange; continuing overall economic conditions and conditions in the housing and mortgage markets and industry outlook; anticipated or expected operating results, revenues, sales, net new orders, backlog, pace of sales, spec unit levels, and traffic; future or expected liquidity, financial resources, debt or equity financings, amendments to or extensions of our existing revolving Credit Facility; strategic transactions and alternatives; the anticipated impact of bank reappraisals; future impairment charges; future tax valuation allowance and its value; anticipated or possible federal and state stimulus plans or other possible future government support for the housing and financial services industries; anticipated cash flow from operations; reductions in land expenditures; the Company’s ability to meet its internal financial objectives or projections, and debt covenants; the Company’s future liquidity, capital structure and finances; the Company’s response to market conditions; and the Company’s response to the Exchange’s notice concerning listing requirements.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  These risks and uncertainties include our ability to amend and extend the Credit

Facility; our ability to remain in compliance with the terms of the Credit Facility, if the Amendment is entered into; local, regional and national economic conditions; the effects of governmental regulation; the competitive environment in which the Company operates; fluctuations in interest rates; changes in home prices; the availability of capital; our ability to engage in a financing or strategic transaction; the availability and cost of labor and materials; our dependence on certain key employees; and weather conditions.  In addition, there can be no assurance that the Company will be able to obtain any Amendment to or extension of its existing revolving Credit Facility or other alternative financing or adjust successfully to current market conditions.  Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2008 filed with the SEC and subsequently filed Quarterly Reports on Form 10-Q.